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                                                                    EXHIBIT 20.1


                         FNBC Credit Card Master Trust
                    Excess Spread Analysis - February 2001

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Series                                  1997-1

Deal Size                               $300 MM

Expected Maturity                         08/15/02
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Yield                                            18.70%
Less:   Coupon                                    6.14%
        Servicing Fee                             1.50%
        Gross Credit Losses                       5.66%

Excess Spread:
        February-01                               5.40%
        January-01                                6.41%
        December-00                               6.27%
Three month Average Excess Spread                 6.03%

Delinquencies:
        30 to 59 Days                             1.36%
        60 to 89 Days                             0.86%
        90 + Days                                 1.56%
        Total                                     3.77%

Payment Rate:                                    12.13%